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John Hancock Life Insurance Co.

June 30, 2008

Item 1                         Item 2 Item 3               Item 4    Item 5         Item 6         Item 7              Item 8

                                                                              Investmnt Discrtn    Mngr      Vtng Athrty-Shrs

Name of Issuer                 Class  Cusip       Fair Mrkt Value Prncpl or Sole Shrd/Aff Shrd/Oth             Sole Shrd None



                                                                  # of Shrs

AMR Corp                       common 001765 10 6         322,116    63,160           X            1         63,160

Allied Healthcare Intrntnl Inc common 01923A 10 9       1,458,985   744,380           X            1        744,380

Delta Airlines Inc             common 247361 70 2       2,336,612   409,932           X            1        409,932

Enerplus Resources Fund        common 29274D 60 4      14,076,393   304,552           X            1        304,552

Knology Inc                    common 499183 80 4           7,616       693           X            1                     693

MetroPCS Commnctns Inc         common 591708 10 2      13,078,711   738,493           X            1                 738,493

Northwest Airlines Corp        common 667280 40 8         318,040    48,115           X            1         48,115

Petroleum Geo-Services-ADR     common 716599 10 5       1,082,638    45,489           X            1         45,489

Portland General Elec Co       common 736508 84 7       4,416,600   195,945           X            1        195,945

PROS Holdings Inc              common 74346Y 10 3         197,648    17,600           X            1                  17,600

Range Resources Corp           common 75281A 10 9       7,097,392   108,689           X            1        108,689

Trubion Pharmaceuticals Inc    common 89778N 10 2         107,050    24,385           X            1         24,385

UAL Corp                       common 902549 80 7       1,937,548   370,468           X            1        370,468

US Airways Group Inc           common 90341W 10 8          86,262    34,783           X            1         34,783

TOTALS                                                 46,523,612 3,106,684                               2,349,898  756,786

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